UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 16, 2018

PBF LOGISTICS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 16, 2018, PBF Logistics Products Terminals LLC (“Buyer”), a wholly-owned subsidiary of PBF Logistics LP (the “Partnership”), entered into a definitive Purchase Agreement (the “Purchase Agreement”) with Cummins Terminals, Inc. (“Seller”), to purchase the assets of two refined products terminals (the “Cummins Terminal”) of the Seller (the “Cummins Terminal Purchase”). The Cummins Terminal, located in Knoxville, Tennessee, includes product tanks with a total shell capacity of approximately 520.0 thousand barrels, pipeline connections to the Colonial and Plantation pipeline systems and two truck loading facilities with nine loading bays. The acquisition closed on April 16, 2018.

The aggregate purchase price for the Cummins Terminal Purchase was approximately $58.0 million. The transaction was financed through a combination of cash on hand and borrowings under the Partnership’s existing senior secured revolving credit facility. The Purchase Agreement contains customary representations and warranties made as of the date of execution, and covenants of Buyer and Seller solely for the benefit of the other party and indemnification rights with respect to, among other things, breaches of representations, warranties or covenants by the parties, subject to the limitations in the Purchase Agreement. Certain of the representations and warranties are qualified by information contained in disclosure schedules delivered under the Purchase Agreement and apply materiality standards different from what may be viewed as material to investors. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The description in Item 1.01 above of the completion of the transactions set forth in the Purchase Agreement is incorporated by reference in response to this Item.

Item 7.01 Regulation FD Disclosure

On April 16, 2018, the Partnership issued a press release announcing the Cummins Terminal Purchase and the entry into a letter of intent to acquire several development assets from subsidiaries of PBF Energy Inc. (“PBF Energy”), its sponsor (the “Development Assets”). The letter of intent is subject to the execution of definitive agreements and the execution and closing of such definitive agreements are expected in the second quarter. A copy of the press release is attached hereto as Exhibit 99.1.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Partnership under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Forward-Looking Statements

Statements contained in the exhibits to this report reflecting the Partnership’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Partnership’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Partnership’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements, including with respect to the anticipated timeframe for the execution of definitive agreements for, and the closing of, the Development Assets, speak only as of the date hereof. The Partnership undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Purchase Agreement dated as of April 16, 2018 by and between PBF Logistics Products Terminals LLC and Cummins Terminals, Inc.

99.1	Press release dated April 16, 2018.

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted Exhibits and Schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PBF Logistics LP

	By:	PBF Logistics GP LLC, its general partner

Date: April 20, 2018	By:	/s/ Trecia Canty
Trecia Canty
Authorized Officer